SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2007

VISTULA COMMUNICATIONS SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50758	20-0734966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Park Avenue, Suite 801, New York, NY 10022
(Address of principal executive offices) (Zip Code)

(212) 317-8900
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Securities Purchase Agreement

On April 6, 2007, we completed a private placement of convertible notes and warrants pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”). The Investors purchased convertible notes in the aggregate principal amount of $2,500,000 and warrants to purchase up to an aggregate of 2,500,000 shares of our common stock. The private placement resulted in gross proceeds to us of $2,500,000.

In addition to the notes and warrants, the Investors will also receive an aggregate of 5,000,000 shares of our common stock, which shares will be transferred from Executive Management Services Limited, an entity of which our Chairman and CEO, Rupert Galliers-Pratt, is a beneficiary, to the investors shortly after the closing. Executive Management Services Limited is receiving no consideration for the transfer.

We have granted each of the Investors a participation right whereby they may elect to purchase all or a portion of securities sold in certain future financings. The participation right expires on the first anniversary of the closing date.

We have also granted each Investor the right to exchange all or some of its notes for securities offered in certain future financings. In the event of this exchange right is asserted in connection with such a future financing, we would be required to issue to the Investor requesting the exchange a number of new securities offered in such financing determined by dividing the outstanding principal amount of the note being exchanged (plus accrued interest or other fees owed to such Investor) by the price at which the new securities are being sold in such financing. This exchange right expires on the first anniversary of the closing date.

Under the terms of the Securities Purchase Agreement, we are prohibited from engaging in certain types of financing transactions. In particular, for a period of 45 days after the date the initial registration statement covering the shares underlying the notes and warrants is first declared effective by the Securities and Exchange Commission (which we must file pursuant to a Registration Rights Agreement, as further described herein), we may not issue shares of common stock or common stock equivalents except pursuant to conversion or exercise of convertible securities or outstanding rights to acquire common stock that were outstanding on or prior to the closing date. Also, until such time as no Investor holds any of the notes, warrants or shares of common stock underlying the notes or warrants, we may not issue securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of our common stock at a conversion, exercise or exchange price, as applicable, that is (i) determined based on the market price of our common stock at any time after the issuance of such securities, or (ii) is subject to reset upon the occurrence of events directly or indirectly related to our business or the market for our common stock. We are also prohibited from entering into any agreement providing for the sale of securities at a price determined at a future time.

Convertible Notes

The notes issued to the Investors on April 6, 2007 accrue interest daily at an rate of 12% per annum, which interest is payable quarterly on each March 31, June 30, September 30 and December 31 beginning on September 30, 2007. The final interest payment is due on the date of maturity of the note, April 6, 2009. In addition, on any date on which all or a portion of the principal of a note is converted, all unpaid interest having accrued on such principal at the time of such conversion will become immediately payable. We are not permitted to prepay any portion of the principal amount of any of the notes without the prior consent of the holder thereof. These notes are junior to our currently outstanding 8% convertible debentures due in February and March 2008.

The notes are convertible at the option of the holders into shares of our common stock at any time at an initial conversion price of $1.00 per share. Except in the case of certain designated issuances, in the event we issue shares of common stock or common stock equivalents (i.e., securities convertible into, or exercisable or exchangeable for, shares of our common stock) at a price per share (or in the case of common stock equivalents, a conversion, exercise or exchange price per share) below the then applicable conversion price of the notes, the conversion price of the notes will be reduced to that lower price per share. Issuances that will not result in adjustment to the conversion price include issuances to employees, consultants, directors or officers pursuant to a stock or option plan adopted by our board of directors, securities issued upon conversion of other securities outstanding prior to the date of issuance of the warrants, warrants issued in connection with obtaining bank financing, common stock issued in connection with the settlement of claims up to a maximum aggregate of 500,000 shares, securities issued in connection with acquisitions, joint ventures or other strategic transactions and securities issued under agreements executed by the us prior to the date of the Securities Purchase Agreement and disclosed in our reports filed with the SEC since January 1, 2006.

If, after the effectiveness of the registration statement, the market price for any period of 20 consecutive trading days exceeds $2.50 and the average daily trading volume for our common stock for such period exceeds 100,000 shares, we may, subject to certain conditions, force the holders of the notes to immediately convert all or any part of the then outstanding principal amount at the then-effective conversion price.

If, after the first year anniversary of the issuance of the notes, there is an effective registration statement and for a period of 20 consecutive trading days, the daily trading volume for our common stock exceeds 100,000 shares per trading day, we may, subject to certain conditions, redeem all or any part of the then outstanding principal amount of the notes for cash in an amount equal to the sum of (i) 150% of the then outstanding principal amount of the note, (ii) accrued but unpaid interest and (iii) all liquidated damages and other amounts due in respect of the note.

We have agreed to certain restrictions under the terms of the notes, including a prohibition on the payment of cash dividends to our stockholders while any of the notes are outstanding. Upon the occurrence of an event of default under the notes, an amount equal to (i) 130% of the then outstanding principal amount, plus any accrued and unpaid interest thereon, or (ii) the product of the then outstanding principal amount, plus any accrued and unpaid interest thereon, times the ratio obtained by dividing the conversion price of the notes and the market price of our common stock, whichever is greater, will, at the holder’s option, become immediately due and payable in cash along with any other amounts, costs, expenses or liquidated damages then due in respect of such notes. The ratio referred to in clause (ii) is to be calculated based on the conversion price in effect on the date of such default or the date the accelerated amount is paid in full (whichever is less), and the market price of our common stock on the date of such default or the date the accelerated amount is paid in full (whichever is greater, such market price to be determined in accordance with the terms of the notes). Upon an event of a default, the interest rate on the notes will also be increased to 18% per annum.

Events of default under the notes include failure to pay any amounts under the notes when due, a material default under our other agreements with the Investors or default in our obligations under mortgage, credit facility or similar agreements, a material inaccuracy in the representations and warranties we made to the Investors in connection with the Financing, and the initiation of voluntary or involuntary bankruptcy proceedings against us.

Common Stock Purchase Warrants

The common stock purchase warrants issued to the Investors on April 6, 2007 are exercisable for an aggregate of 2,500,000 shares of our common stock at an initial exercise price of $1.00. The warrants have an expiration date of five years after the date of issuance, or April 6, 2012. They contain a cashless exercise provision whereby the holder may pay the exercise price by having us withhold upon exercise shares having a fair market value equal to the applicable aggregate exercise price if after the first anniversary of the date of issuance of the warrant there is no effective registration statement registering, or no current prospectus available for, the resale of the shares issuable upon the exercise of the warrants. In the event this provision is used with respect to an exercise, we would receive no proceeds from the sale of our common stock in connection with such exercise.

The exercise price is subject to adjustment in the event of certain issuances of new securities. Specifically, except in the case of certain designated issuances, if we issue shares of common stock or common stock equivalents (i.e., securities convertible into, or exercisable or exchangeable for, shares of our common stock) at a price per share (or in the case of common stock equivalents, a conversion, exercise or exchange price per share) below the then applicable exercise price of the warrants, the exercise price of the warrants will be reduced to that lower price per share. In the event of such an adjustment, the number of shares for which the warrants are exercisable will be increased such that the aggregate exercise price of the warrants after the adjustment will equal the aggregate exercise price immediately prior to the adjustment. Issuances that will not result in adjustment to the exercise price include issuances to employees, consultants, directors or officers pursuant to a stock or option plan adopted by our board of directors, securities issued upon conversion of other securities outstanding prior to the date of issuance of the warrants, warrants issued in connection with obtaining bank financing, common stock issued in connection with the settlement of claims up to a maximum aggregate of 500,000 shares, securities issued in connection with acquisitions, joint ventures or other strategic transactions and securities issued under agreements executed by the us prior to the date of the Securities Purchase Agreement and disclosed in our reports filed with the SEC since January 1, 2006.

If, after the effectiveness of the registration statement, (i) the market price for any period of 20 consecutive trading days exceeds $2.50, (ii) the average daily trading volume for our common stock for such period exceeds 100,000 shares and (iii) the Investor is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by us, then we may, within 1 trading day of the end of such period, call for cancellation of all or any portion of the warrants for which a notice of exercise has not yet been delivered for consideration equal to $0.001 per share.

Registration Rights Agreement

We have agreed to register for resale under the Securities Act of 1933, as amended, the shares underlying the notes and warrants and the bonus shares pursuant to a Registration Rights Agreement between us and the Investors dated April 6, 2007. Specifically, we are required to file with the Securities and Exchange Commission no later than May 6, 2007 a registration statement covering the resale of a number of shares of common stock equal to 100% of the shares issuable upon conversion and exercise in full of the notes and warrants as of the date of filing of the registration statement plus the bonus shares. The registration statement covering these shares must be declared effective by the Securities and Exchange Commission no later than July 5, 2007 (or in the event there is a review, no later than August 4, 2007). In the event we fail to file the registration statement or it is not declared effective within the timeframes specified by the Registration Rights Agreement, we will be required to pay to the Investors liquidated damages equal to 1.5% per month (but pro-rated on a daily basis for any period of less than a full month) of the aggregate purchase price of the notes and warrants until we file the delinquent registration statement or the registration statement is declared effective, as applicable.

If, at any time, the number of shares issuable upon conversion and exercise in full of the notes and warrants exceeds 100% of the number of shares then registered (e.g., due to adjustments in the conversion price of the notes or exercise price of the warrants), we will be required to file an additional registration statement covering the excess shares. We will have to file the additional registration statement on the earliest practicable date, and the additional registration statement must be declared effective by the Securities and Exchange Commission not later than the 60th calendar day, following the date the 100% threshold is exceeded. If we do not file the registration statement or the registration statement is not declared effective within these time frames, we will be required to pay to the liquidated damages as described in the preceding paragraph.

Placement Agent Agreements

On March 16, 2007, we entered into an agreement with a placement agent, Oceana Partners, LLC, under which they agreed to provide services in connection with the sale of the convertible notes and warrants. Pursuant to the terms of the agreement, we paid Oceana a cash fee of approximately $52,000 and issued Oceana a five year warrant to purchase up to 1,300,000 shares of common stock at an exercise price of $1.00 per share upon the closing.

We have agreed to indemnify Oceana from claims arising in relation to the services it provides to us in connection with this agreement.

On April 5, 2006, we entered into an agreement with W. Quillen Securities (“WQS”) under which they agreed to assist us on a best-efforts basis to raise proceeds through the sale of the convertible notes and warrants. Pursuant to the terms of the agreement, we paid WQS a cash fee of approximately $4,000 and issued WQS a five year warrant to purchase up to 100,000 shares of common stock at an exercise price of $1.00 per share upon the closing.

The discussion in this current report is only a summary and is qualified in its entirety by reference to the form of 12% Convertible Note, the form of Common Stock Purchase Warrant, the Securities Purchase Agreement, the Registration Rights Agreement and the two Placement Agent Agreements, which are included as Exhibits 4.1, 4.2, 10.1, 10.2, 10.3 and 10.4, respectively, to this current report on Form 8-K and are incorporated by reference in this Item.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

As described in Item 1.01 of this current report, on April 6, 2007 we issued convertible notes to the Investors in the aggregate principal amount of $2,500,000.00. The description of the notes and the Securities Purchase Agreement contained in Item 1.01 of this current report is incorporated by reference in this Item.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Pursuant to the Securities Purchase Agreement, we issued and sold 12% convertible notes with an aggregate principal amount of $2,500,000.00. The notes are convertible, at the option of the holder, into shares of our common stock at an initial conversion price of $1.00 per share.

Under the Securities Purchase Agreement, we also issued to the Investors warrants to purchase up to 2,500,000 shares of our common stock at an initial exercise price of $1.00 per share with an expiration date of April 6, 2012.

The private placement was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 7.01	REGULATION FD DISCLOSURE

A copy of the press release issued by us on April 9, 2007 announcing the closing of the sale of the convertible notes and warrants is filed as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title

4.1	Form of 12% Convertible Note

4.2	Form of Common Stock Purchase Warrant

10.1	Securities Purchase Agreement dated April 6, 2007

10.2	Registration Rights Agreement dated April 6, 2007

10.3	Placement Agent Agreement dated March 16, 2007

10.4	Placement Agent Agreement dated April 5, 2007

10.5	Escrow Agreement dated April 6, 2007

99.1	Press Release dated April 9, 2007 entitled “Vistula Communications Services, Inc. Completes $2.5 million Private Placement”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTULA COMMUNICATIONS SERVICES, INC.

Dated: April 9, 2007	/s/ Rupert Galliers-Pratt
Rupert Galliers-Pratt President, Chief Executive Officer and Chairman of the Board

Exhibit Index

Number	Title

4.1	Form of 12% Convertible Note

4.2	Form of Common Stock Purchase Warrant

10.1	Securities Purchase Agreement dated April 6, 2007

10.2	Registration Rights Agreement dated April 6, 2007

10.3	Placement Agent Agreement dated March 16, 2007

10.4	Placement Agent Agreement dated April 5, 2007

10.5	Escrow Agreement dated April 6, 2007

99.1	Press Release dated April 9, 2007 entitled “Vistula Communications Services, Inc. Completes $2.5 million Private Placement”